Exhibit 10.2

EXECUTION VERSION

December 19, 2014

Hillenbrand, Inc.
One Batesville Boulevard
Batesville, IN  47006

Re:                             Amendment No. 2 to Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to the Private Shelf Agreement, dated as of December 6, 2012 (as amended by Amendment No.1 dated as of December 15, 2014, the “Note Agreement”), by and among Hillenbrand, Inc., an Indiana corporation (the “Company”), Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate (as therein defined) that has become or becomes bound thereby.  Capitalized terms used herein that are not otherwise defined herein shall have the meaning specified in the Note Agreement.

The Company has requested that the Required Holders agree to amend the Note Agreement, as more particularly described below.  Subject to the terms and conditions hereof, the Required Holders are willing to agree to such request.

Accordingly, in accordance with the provisions of Section 18.1 of the Note Agreement, and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                         Amendments to the Note Agreement.  Effective upon the Effective Date (as defined below):

1.1                               Section 9 of the Note Agreement is amended by inserting the following new Section 9.10 at the end thereof:

Section 9.10.                         Excess Leverage Fee.  Without limiting the Company’s obligations under Section 10.9(a) hereof, if the Company’s Leverage Ratio is greater than 3.50 to 1.00 as of the last day of any fiscal quarter as reflected on the compliance certificate for such fiscal quarter (or, in the case of the fourth fiscal quarter of a fiscal year, such fiscal year) required by Section 9.1(c) during a Leverage Holiday Period, then, in addition to the interest accruing on the Notes, the Company agrees to pay to each holder of a Note a fee (an “Excess Leverage

Fee”) computed on the daily average outstanding principal amount of such Notes during the fiscal quarter immediately succeeding such fiscal quarter (such succeeding fiscal quarter, an “Applicable Quarter”) at a rate of 0.75% per annum; provided that, for the avoidance of doubt, no Excess Leverage Fee will accrue during any fiscal quarter to the extent the Company’s Leverage Ratio as of the last day of the immediately preceding fiscal quarter is less than or equal to 3.50 to 1.00.  The Excess Leverage Fee with respect to each Note for any period during which such fee accrues shall be calculated on the same basis as interest on such Note is calculated and shall be paid in arrears within three Business Days after the last day of the Applicable Quarter.  The payment and acceptance of any Excess Leverage Fee shall not constitute a waiver of any Default or Event of Default.  If for any reason the Company fails, after a notice of a Significant Acquisition Election is delivered by the Company, to deliver the financial statements required by Section 9.1(a) or 9.1(b) hereof or the related compliance certificate required by Section 9.1(c) hereof for a succeeding fiscal quarter or fiscal year during a Leverage Holiday Period by the date such financial statements and compliance certificate are required to be delivered, then the Company shall be deemed to have a Leverage Ratio as of the end of such fiscal quarter or fiscal year of greater than 3.50 to 1.00 solely for the purposes of this Section 9.10.

1.2                               The first sentence of Section 10.4(e) of the Note Agreement is amended to (i) delete the reference to “the Company and its Subsidiaries” and replace it with a reference to “the Company’s Subsidiaries”, (ii) insert “(i)” immediately before the phrase “an aggregate book value of” and (iii) delete the phrase “either (i)” immediately after the phrase “an aggregate book value of”.

1.3                               Section 10.9(a) of the Note Agreement is amended and restated in its entirety to read as follows:

(a)                                 Maximum Leverage Ratio.  The Company will not permit the ratio (the “Leverage Ratio”), determined as of the last day of each of its fiscal quarters ending after June 30, 2012, of (i) Consolidated Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the last day of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than 3.50 to 1.00; provided, however, that if at any time following the consummation of a Significant Acquisition permitted by Section 10.2 occurring after September 30, 2014, upon the written election of the Company delivered in a compliance certificate pursuant to Section 9.1(c) with respect to the fiscal quarter in which such a Significant Acquisition is consummated or with respect to either of the two immediately succeeding fiscal quarters (a “Significant Acquisition Election”), and subject to compliance by the Company with the other terms of this Agreement, the Leverage Ratio permitted pursuant to this Section 10.9(a) shall be deemed to be set at not greater than 3.75 to 1.00 for the fiscal quarter in which such Significant Acquisition was consummated and the two immediately succeeding fiscal quarters (such three consecutive fiscal quarter period, a “Leverage Holiday Period”).  The Company shall only be permitted to make two Significant Acquisition Elections during the term of this Agreement and once the Company makes such a Significant Acquisition Election permitted under this Section 10.9(a), it shall be in effect for the Leverage Holiday Period and shall not be revocable; provided, that in the event the Company makes a Significant Acquisition Election, it shall not be permitted to make a second Significant Acquisition Election until it has maintained a Leverage Ratio of 3.50 to 1.00 or less for four consecutive fiscal quarters following the end of the initial Leverage Holiday Period.  For purposes of calculations under this Section 10.9(a), Consolidated Indebtedness shall not include 75% of the principal amount of any mandatorily convertible unsecured bonds, debentures, preferred stock or similar instruments in a principal amount not to exceed $500,000,000 in the aggregate during the term of this Agreement which are payable in no more than three years (whether by redemption, call option or otherwise) solely in common stock or other common equity interests.

As used in this Section 10.9(a),

“Acquisition” shall mean any transaction, or any series of related transactions, by which the Company or any of its Subsidiaries acquires all or substantially all of the issued and outstanding capital stock or equity interests or all or substantially all of the assets of any Person.

“Significant Acquisition” shall mean an Acquisition with an aggregate purchase price equal to or greater than $75,000,000.

1.4                               Section 11(b) of the Note Agreement is amended and restated in its entirety to read as follows:

(b)                                 the Company shall fail to pay any interest on any Note, any Excess Leverage Fee or any other fee or any other amount (other than an amount referred to in clause (a) of this Section 11) payable under this Agreement, the Notes or any other Transaction Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

1.5                               Schedule B to the Note Agreement is amended by inserting the following new definitions in the appropriate alphabetical order:

“Acquisition” is defined in Section 10.9(a).

“Applicable Quarter” is defined in Section 9.10.

“Excess Leverage Fee” is defined in Section 9.10.

“Leverage Holiday Period” is defined in Section 10.9(a).

“Significant Acquisition” is defined in Section 10.9(a).

“Significant Acquisition Election” is defined in Section 10.9(a).

SECTION 2.                         Representations and Warranties.  Each of the Company and each Guarantor represents and warrants that (a) the execution and delivery of this letter has been duly authorized by all requisite corporate action on behalf of the Company and such Guarantor, this letter has been duly executed and delivered by an authorized officer of the Company and such Guarantor, and the Company and such Guarantor has obtained all authorizations, consents, and approvals necessary for the execution, delivery and performance of this letter and such authorizations, consents and approvals are in full force and effect, (b) each representation and warranty set forth in Section 5 of the Note Agreement and the other Transaction Documents is true and correct in all material respects as of the date of execution and delivery of this letter by the Company and such Guarantor with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date), (c) after giving effect to the amendments in Section 1, no Event of Default or Default exists and (d) neither the Company, any Guarantor nor any Subsidiary has paid or agreed to pay, and neither the Company, any Guarantor nor any Subsidiary will pay or agree to pay, any fees to the agent or any financial institution party to the Primary Credit Facility for the express and sole purpose of amending the Primary Credit Facility in order to provide for the ability to increase the leverage ratio covenant contained therein in connection with significant acquisitions as provided hereunder.

SECTION 3.                         Conditions to Effectiveness.  The amendments described in Section 1 above shall become effective on the date (the “Effective Date”) when each of the following conditions has been satisfied:

3.1                               Documents.  Each holder of a Note shall have received original counterparts or, if reasonably satisfactory to the Required Holders, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance reasonably satisfactory to the Required Holders, dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect:

(i)                                     counterparts of this letter executed by the Company, the Guarantors and the Required Holders;

(ii)                                  an Officer’s Certificate of the Company, in form and substance reasonably satisfactory to the Required Holders, attaching a true and complete copy of the Amendment No. 2 to Amended and Restated Credit Agreement, executed by the Company, the subsidiary borrowers party thereto, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto as lenders, and containing an amendment to the Primary Credit Facility substantially similar to the amendment contained herein; and

(iii)                               a favorable opinion of counsel(s) to the Company and the Guarantors addressed to Prudential and each holder of a Note with respect to the Company and the Guarantors, this letter agreement and the Note Agreement, as amended hereby.

3.2                               Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter shall be reasonably satisfactory to Prudential, and Prudential shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

SECTION 4.                         Reference to and Effect on Note Agreement and Notes; Ratification of Transaction Documents.  Upon the effectiveness of the amendments in Section 1 of this letter, each reference to the Note Agreement in any other Transaction Document shall mean and be a reference to the Note Agreement, as modified by this letter.  Except as specifically set forth in Section 1 hereof, the Note Agreement, the Notes and each other Transaction Document shall remain in full force and effect and are hereby ratified and confirmed in all respects.  Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement, any Note or any other Transaction Document, (b) operate as a waiver of any right, power or remedy of Prudential or any holder of the Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, any Note or any other Transaction Document at any time.  The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that Prudential or any holder of the Notes has agreed to or is prepared to grant any consents or agree to any amendment to the Note Agreement in the future, whether or not under similar circumstances.

SECTION 5.                         Reaffirmation.  Each Guarantor hereby consents to the foregoing amendments to the Note Agreement and hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty Agreement and each other Transaction Document, after giving effect to such amendments.  Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendments, that the Guaranty Agreement and each other Transaction Document remains in full force and effect and is hereby ratified and confirmed.  Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement continues to guaranty the Guaranteed Obligations (as defined in the Guaranty Agreement) arising under or in connection with the Note Agreement, as amended by this letter agreement, or any of the Notes.

SECTION 6.                         Expenses.  The Company hereby confirms its obligations under Section 16.1 of the Note Agreement in connection with the transactions hereby contemplated, whether or not such transactions are consummated.

SECTION 7.                         Governing Law.  THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW

YORK EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

SECTION 8.        Counterparts; Section Titles.  This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[signature page follows]

Very truly yours,

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/S/ David Quackenbush
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management Japan
Co., Ltd. (as Investment Manager)

By:	Prudential Investment Management, Inc.
(as Sub-Adviser)

	By:	/S/ David Quackenbush
Vice President

PAR U HARTFORD LIFE & ANNUITY COMFORT TRUST

By:	Prudential Arizona Reinsurance Universal Company (as Grantor)

By:	Prudential Investment Management, Inc.
(as Investment Manager)

	By:	/S/ David Quackenbush
Vice President

Amendment No. 2 to Private Shelf Agreement

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
THE INDEPENDENT ORDER OF FORESTERS

By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/S/ David Quackenbush
Vice President

Amendment No. 2 to Private Shelf Agreement

The foregoing letter is
hereby accepted as of the
date first above written:

HILLENBRAND, INC.

By:	/S/ Theodore S. Haddad, Jr.
Name:	Theodore S. Haddad, Jr.
Title:	Vice President and Treasurer

Amendment No. 2 to Private Shelf Agreement

BATESVILLE CASKET COMPANY, INC.
BATESVILLE MANUFACTURING, INC.
BATESVILLE SERVICES, INC.

By:	/S/ Theodore S. Haddad, Jr.
Name:	Theodore S. Haddad, Jr.
Title:	Vice President and Treasurer

COPERION K-TRON PITMAN, INC.
ROTEX GLOBAL, LLC
K-TRON INVESTMENT CO.
TERRASOURCE GLOBAL CORPORATION

By:	/S/ Theodore S. Haddad, Jr.
Name:	Theodore S. Haddad, Jr.
Title:	Assistant Treasurer

COPERION CORPORATION

By:	/S/ Theodore S. Haddad, Jr.
Name:	Theodore S. Haddad, Jr.
Title:	Vice President and Assistant Treasurer

PROCESS EQUIPMENT GROUP, INC.

By:	/S/ Theodore S. Haddad, Jr.
Name:	Theodore S. Haddad, Jr.
Title:	Treasurer

Amendment No. 2 to Private Shelf Agreement